Exhibit 99.1

POMEROY IT SOLUTIONS, INC. ANNOUNCES STOCK REPURCHASE PROGRAM

Hebron, KY – December 5, 2007– Pomeroy IT Solutions, Inc. (NASDAQ:PMRY) a technology and services solution provider, today announced that the Board of Directors of the Company authorized a program to repurchase up to $5 million of its outstanding common stock.  The timing and extent of the repurchases will depend on market conditions and is subject to compliance with Rule 10b-18 under the Securities Exchange Act of 1934 (the “Act”).  In addition, the Board adopted a written trading plan under Rule 10b5-1 of the Act to facilitate the repurchase of its common stock pursuant to the stock repurchase program.  Rule 10b5-1 allows the Company to purchase its shares at times when the Company would not ordinarily be in the market because of the Company’s trading policies or the possession of material non-public information.  The Company anticipates financing the stock repurchase program out of working capital and its available credit facility.  The acquired shares will be held in treasury or cancelled.

The Company has authorized Thomas Weisel Partners to repurchase shares on the Company’s behalf under the terms and limitations specified in the 10b5-1 plan.  Purchases under the 10b5-1 plan announced today may commence as early as December 6, 2007 and continue through the earlier of December 5, 2008, or the date on which $5 million in repurchases is completed.  There can be no assurance that any shares will in fact be repurchased under the 10b5-1 plan.  To the extent that the $5 million limit has not been reached by December 5, 2008, the Company will remain authorized to repurchase additional shares under the stock repurchase program following termination of the 10b5-1 plan, without further announcement, or may adopt further 10b5-1 plans pursuant to Board authorization.

About Pomeroy IT Solutions, Inc.
Pomeroy IT Solutions, Inc. is a leading provider of IT infrastructure solutions focused on enterprise, network and end-user technologies.  Leveraging its core competencies in IT Outsourcing and Professional Services, Pomeroy delivers consulting, deployment, operational, staffing and product sourcing solutions through the disciplines of Six-Sigma, program and project management, and industry best practices.  Pomeroy's consultative approach and adaptive methodology enables Fortune 2000 corporations, government entities, and mid-market clients to realize their business goals and objectives by leveraging information technology to simplify complexities, increase productivity, reduce costs, and improve profitability.  For more information, go to.

Forward-Looking Statements
Certain of the statements in the preceding paragraphs regarding financial results constitute forward-looking statements.  These statements are related to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward looking statements.   These risks and other factors you should specifically consider include but are not limited to:  successful completion of share repurchase authorizations; changes in customer demands or industry standards; existing market and competitive conditions, including the overall demand for IT products and services; the nature and volume of products and services anticipated to be delivered; the mix of the products and services businesses; the type of services delivered; the ability to successfully attract and retain customers and to sell additional products and service to existing customers; the ability to timely bill and collect receivables; the ability to maintain a broad customer base to avoid dependence on any single customer; the need to successfully attract and retain outside consulting services; the ability to identify and successfully integrate new acquisitions by the Company; terms of vendor agreements and certification programs and the assumptions regarding the ability to perform there under; the ability to implement the Company’s best practices strategies; the ability to manage risks associated with customer projects; adverse or uncertain economic conditions; loss of key personnel; litigation; and the ability to attract and retain technical and other highly skilled personnel.  In some cases, you can identify forward-looking statements by such terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “projects”, “intends”, “prospects”, “priorities”, or negative of such terms or other comparable terminology.  These statements are only predictions.  Actual events or results may differ materially.

Contact:
Kevin Gregory, Senior Vice President & CFO
(859) 586-0600 x1424